SUPPLEMENTAL INDENTURE #2

         This Supplemental Indenture #2 is entered into by and among HomeGold Financial, Inc. (f/k/a Emergent Group, Inc., hereinafter, the "Company"), the current Subsidiary Guarantors as defined in the indenture dated September 23, 1997 pertaining to the Company's 10-3/4% Senior Notes, due 2004, and the guarantees thereof, (the "Senior Notes") all as supplemented prior to the date hereof by any other supplemental indentures (the "Indenture"), and Bankers Trust Company, as trustee under the Indenture (the "Trustee"). This Supplemental Indenture #2 shall be effective as of October 15, 2001, and shall amend the terms of the Indenture as provided below. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Indenture.

         WHEREAS, in response to that certain Offer to Purchase and Consent Solicitation of the Company dated September 10, 2001, the Holders of a majority in principal amount of the Outstanding Securities have consented to the amendment of the Indenture substantially as provided herein below as required by
Section 902 of the Indenture for amendments thereto, evidence of which has been provided to the Trustee;

         NOW THEREFORE, in consideration for the mutual agreements contained herein, the parties hereto agree as follows:

1. DELETION OF COVENANTS. The following sections of the Indenture are hereby deleted in their entireties:

1.1. Section 801 (entitled " Company May Consolidate, Etc. Only on Certain Terms").

1.2. Section 802 (entitled "Mergers, Consolidations and Certain Sales of Assets by Subsidiary Guarantors").

1.3. Section 1004 (entitled "Existence").


1.4. Section 1005 (entitled "Maintenance of Properties").

1.5. Section 1006 (entitled "Payment of Taxes and Other Claims").

1.6. Section 1007 (entitled "Maintenance of Insurance").

1.7. Section 1008 (entitled "Limitation on Additional Indebtedness").

1.8. Section 1010 (entitled "Limitation on Restricted Payments").

1.9. Section  1011   (entitled   "Limitation   on  Dividend  and  Other  Payment
     Restrictions Affecting Restricted Subsidiaries").

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1.10. Section 1012 (entitled "Limitation on Liens").

1.11. Section 1013 (entitled "Limitation on Sales of Assets").

1.12. Section 1014 (entitled "Limitation on Preferred Stock of Subsidiaries").

1.13. Section 1015 (entitled "Limitation on Transactions with Affiliates").

1.14. Section 1016 (entitled "Payments for Consent").

1.15. Section 1017 (entitled "Change of Control Offer").

1.16. Section 1021 (entitled "Available Information").

1.17. Section 1022 (entitled "Acquisition of Securities").

2. DELETION OF EVENTS OF DEFAULT RELATED SOLELY TO DELETED COVENANTS. All events included in the definition of "Event of Default" set forth in Section 501 of the Indenture related solely to the covenants deleted by Section 1 of the Supplemental Indenture #2 are hereby deleted in their entireties from the definition of "Event of Default," including but not limited to Section 501(4) of the Indenture, and such events shall no longer constitute Events of Default as of the date hereof.

3. DELETION OF OTHER EVENTS OF DEFAULT. The events described in Sections 501(6) and 501 (7) of the Indenture are hereby deleted in their entireties from the definition of "Event of Default" set forth in Section 501 of the Indenture, and such events shall no longer constitute Events of Default as of the date hereof.

4. DELETION OF DEFINITIONS REFERENCES SOLELY IN DELETED PROVISIONS. All definitions set forth in the Indenture pertaining to defined terms referenced solely in the provisions of the Indenture deleted therefrom by Sections 1, 2 and 3 of this Supplemental Indenture #2 are hereby deleted in their entireties, including but not limited to the following definitions:

4.1.       "Adjusted Indebtedness."

4.2.       "Affiliate Transaction."

4.3.       "Asset Sale."

4.4.       "Asset Sale Proceeds."

4.5.       "Change of Control."

4.6.       "Consolidated Leverage Ratio."

4.7.       "Consolidated Net Income."

4.8.       "Permitted Indebtedness."

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4.9.       "Permitted Lien."

4.10.      "Permitted Mortgage Warehouse Indebtedness."

4.11.      "Permitted Warehouse Indebtedness."

4.12.      "Purchase Facility."

4.13.      "Refinance."

4.14.      "Refinancing Indebtedness."

4.15.      "Restricted Payment."

4.16.      "Successor Company."

4.17.      "Warehouse Facility."

4.18.      "Warehouse Indebtedness."

5. CONFORMING AMENDMENTS TO SECURITIES AND SUBSIDIARY GUARANTEES. The terms and provisions of the Securities and the Subsidiary Guaranties and the forms thereof are hereby amended and/or modified as necessary to reflect the amendments to the Indenture set forth in Sections 1, 2, 3 and 4 of this Supplemental Indenture #2.

6. NO OTHER AMENDMENT. All other provisions of the Indenture shall remain unaffected by this Supplemental Indenture #2 and shall remain in full force and effect.

7. TRUSTEE'S ACKNOWLEDGMENT OF REQUIRED ACTS OF HOLDERS. The Trustee hereby acknowledges that it has received, as required by the terms of the Indenture, Acts of Holders from Holders of a majority in principal amount of the Outstanding Securities consenting to the substance of this Supplemental Indenture #2.

8. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Section headings herein and the references to Section headings in the Indenture are for convenience only and shall not affect the construction of any provision hereof.

9. SEVERABILITY CLAUSE. In case any provision in this Supplemental Indenture #2 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE #2 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

11. MULTIPLE COUNTERPARTS. This Supplemental Indenture #2 may be executed in multiple counterparts each of which shall constitute an original and each of which may bear the signature(s) of one or more of the parties hereto but which

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together  shall  constitute  one document.  The parties hereto hereby agree that proof of execution hereof by any party may be rebuttably made by a copy of this Supplemental Indenture #2 bearing a facsimile copy of such party's signature hereon.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture #2 to be duly executed to be effective as of the date first written above.


HOMEGOLD FINANCIAL, INC.                       HOMEGOLD, INC.

By:                                            By:
    --------------------------------               ---------------------------
Name:                                          Name:
     -------------------------------                 -------------------------
Title:                                         Title:
      ------------------------------                  ------------------------


CAROLINA INVESTORS, INC.                       EMERGENT MORTGAGE CORP. OF
                                               TENNESSEE

By:                                            By:
    --------------------------------               ---------------------------
Name:                                          Name:
     -------------------------------                 -------------------------
Title:                                         Title:
      ------------------------------                  ------------------------


Emergent Insurance Agency                      Emergent Business Capital
CORP.                                          Asset Based Lending, Inc.

By:                                            By:
    --------------------------------               ---------------------------
Name:                                          Name:
     -------------------------------                 -------------------------
Title:                                         Title:
      ------------------------------                  ------------------------


BANKERS TRUST COMPANY

By:
    --------------------------------
Name:
      ------------------------------
Title:
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